EXHIBIT 99.2

Product and Segment Revenues

(New Reporting Structure)

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Segment Revenues:
Network Solutions	$136,277	$138,120	$398,709	$411,723
Services & Support	32,613	19,958	75,086	49,328

Total	$168,890	$158,078	$473,795	$461,051

Category Revenues:
Access & Aggregation	$120,618	$103,431	$316,705	$309,014
Customer Devices	32,984	35,545	106,213	97,291
Traditional & Other Products	15,288	19,102	50,877	54,746

Total	$168,890	$158,078	$473,795	$461,051

Sales by Geographic Region:
United States	$127,667	$119,476	$377,635	$307,344
International	41,223	38,602	96,160	153,707

Total	$168,890	$158,078	$473,795	$461,051